                                                                  Exhibit 23.9

          Consent of Ernst & Young LLP, Independent Auditors

We consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 6, 1997, with respect to the consolidated financial statements of Mail Boxes, Etc included in the Current Report on Form 8-K filed on April 22, 1998 of U.S. Office Products Company. We also consent to the reference to our firm under the caption "Experts".

/s/Ernst & Young LLP
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ERNST & YOUNG LLP
San Diego, California
November 2, 1998